Exhibit 99.1

BIOLASE ANNOUNCES DISTRIBUTION OF SERIES I PREFERRED STOCK

TO HOLDERS OF ITS COMMON STOCK

Lake Forest, Calif., June 5, 2023 – BIOLASE, Inc. (NASDAQ: BIOL) (“BIOLASE” or the “Company”), a global leader in dental lasers, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly-designated Series I Preferred Stock, par value $0.001 per share, for each outstanding share of BIOLASE common stock held of record as of 5:00 p.m. Eastern Time on June 16, 2023. The outstanding shares of Series I Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series I Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series I Preferred Stock).

All shares of Series I Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by BIOLASE. Any outstanding shares of Series I Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by BIOLASE’s Board of Directors or automatically upon the effectiveness of the amendment to BIOLASE’s certificate of incorporation effecting the reverse stock split.

The Series I Preferred Stock will be uncertificated, and no shares of Series I Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of BIOLASE common stock held by such holder. In that case, a number of one one-thousandths of a share of Series I Preferred Stock equal to the number of shares of BIOLASE common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series I Preferred Stock will be contained in a Form 8-K to be filed by BIOLASE with the Securities and Exchange Commission on or about the date hereof.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 266 actively patented and 25 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2022, BIOLASE has sold over 45,500 laser systems in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, those risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings made by BIOLASE with the SEC. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

Investor Relations:

EVC Group, Inc.

Michael Polyviou/Todd Kehrli

(732) 232-6914

mpolyviou@evcgroup.com; tkehrli@evcgroup.com